Exhibit (11) under Form N-1A
                                   Exhibit 23 under 601/Reg SK


INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholder of FEDERATED TAX-FREE TRUST:

We consent to the use in Post Effective Amendment No. 39 to Registrations Statement 2-63343 of Federated Tax-Free Trust of our report dated January 14, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading `Financial Highlights''in such Prospectus.



By:/s/DELOITTE & TOUCHE LLP
   Deloitte & Touche LLP

Pittsburgh, Pennsylvania
January 22, 1997